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                                                                   EXHIBIT 99(b)

                          CONSENT OF FINANCIAL ADVISORS

     We consent to the inclusion of our Fairness Opinion issued to Citizens Southern Bank, Inc. in this registration statement on Form S-4. We also consent to the reference to our firm under the caption "The Opinion of Financial Advisors to Citizens Southern Bank, Inc."



                         /s/ Baxter Fentriss and Company


Richmond, Virginia
September 8, 2000